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Volunteer Capital Corporation and Subsidiaries
EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                               Six Months Ended         Quarter Ended
                                                                               ----------------         -------------
                                                                             JULY 2       July 3      JULY 2      July 3
                                                                              1995         1994        1995        1994
                                                                              ----         ----        ----        ----
Earnings per common and dilutive common equivalent share

  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $1,601,000   $1,235,000  $  913,000  $  723,000
                                                                           ==========   ==========  ==========  ==========

  Adjustment of shares outstanding:
    Actual weighted average shares outstanding  . . . . . . . . . . . .     5,254,000    5,141,000   5,261,000   5,162,000
    Net additional shares issuable, based on the treasury
      stock method  . . . . . . . . . . . . . . . . . . . . . . . . . .       153,000      240,000     161,000     217,000
                                                                           ----------   ----------  ----------  ----------
    Adjusted shares outstanding . . . . . . . . . . . . . . . . . . . .     5,407,000    5,381,000   5,422,000   5,379,000
                                                                           ==========   ==========  ==========  ==========

  Per share amount  . . . . . . . . . . . . . . . . . . . . . . . . . .    $      .30   $      .23  $      .17  $      .13
                                                                           ==========   ==========  ==========  ==========


Earnings per common share, assuming full dilution

  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $1,601,000   $1,235,000  $  913,000  $  723,000
                                                                           ==========   ==========  ==========  ==========

  Adjustment of shares outstanding:
    Actual weighted average shares outstanding  . . . . . . . . . . . .     5,254,000    5,141,000   5,261,000   5,162,000
    Net additional shares issuable, based on the treasury
      stock method  . . . . . . . . . . . . . . . . . . . . . . . . . .       193,000      240,000     193,000     217,000
                                                                           ----------   ----------  ----------  ----------
    Adjusted shares outstanding . . . . . . . . . . . . . . . . . . . .     5,447,000    5,381,000   5,454,000   5,379,000
                                                                           ==========   ==========  ==========  ==========

  Per share amount  . . . . . . . . . . . . . . . . . . . . . . . . . .    $      .29   $      .23  $      .17  $      .13
                                                                           ==========   ==========  ==========  ==========


Note: The computations of earnings per common and dilutive common equivalent share are based on the weighted average number of common shares outstanding each period after considering the effect of stock options using the treasury stock method. Shares issuable upon the conversion of convertible subordinated debentures have not been included as the effect of their inclusion would be antidilutive.